Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Post-Effective Amendment No. 1 to Registration Statement No. 33-55185 of Ferrellgas Partners, L.P. on Form S-4 to Form S-1 and in Amendment No. 1 to Registration Statement No. 333-71111 of Ferrellgas Partners, L.P. and Ferrellgas Partners Finance Corp. on Form S-3 of our report dated September 21, 2001 relating to the consolidated balance sheets of Ferrellgas, Inc. and Subsidiaries as of July 31, 2001 and 2000, appearing in this Form 8-K.

DELOITTE & TOUCHE LLP
Kansas City, Missouri
December 7, 2001